Exhibit 10.5
COMMVAULT SYSTEMS, INC.
LONG-TERM STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
     This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made and entered into as of                      (the “Grant Date”), by and between CommVault Systems, Inc. (the “Company”) and                      (the “Participant”).
     WHEREAS, the Company maintains the CommVault Systems, Inc. Long-Term Incentive Plan (the “Plan”); and
     WHEREAS, the Compensation Committee of the Board of Directors of the Company has approved the grant of restricted stock units pursuant to the Plan to the Participant on the terms and conditions set forth herein;
     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:
     1. Defined Terms. Terms used in this Agreement are defined elsewhere in this Agreement; provided, however, that, except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.
     2. Grant of Restricted Stock Units. The Participant is hereby granted                      restricted stock units (the “Restricted Stock Units”) under the Plan, subject to all of the terms and conditions of this Agreement and the Plan.
     3. Vesting and Forfeiture of Units. All Restricted Stock Units shall be unvested unless and until they become vested and non-forfeitable in accordance with this Section 3. Except as otherwise provided below, if the Participant is employed by the Company or any of its affiliates (collectively, “CommVault”) as of the applicable “Anniversary Date” set forth below, the Restricted Stock Units shall become vested and non-forfeitable according to the percentage set forth opposite such date:

Anniversary Date	Cumulative Percentage Vested
First Anniversary of Grant Date	25%
Quarterly Thereafter	6.25%

(a)	The date on which Restricted Stock Units become vested is referred to as the “Vesting Date” with respect to such Restricted Stock Units.
Any Restricted Stock Units that are not otherwise vested and non-forfeitable upon the Participant’s termination of employment with CommVault shall be immediately forfeited and the Participant shall have no further rights to, under or with respect to such Restricted Stock Units.
     4. Settlement. Restricted Stock Units that have become vested in accordance with Section 3 shall be settled as of the Vesting Date for those Restricted Stock Units. Settlement of the vested Restricted Stock Units on the Vesting Date shall be made in the form of shares of Stock (with one share of Stock distributed for each vested Restricted Stock Unit and cash equal in value to any fractional Restricted Stock Unit) registered in the name of the Participant. The shares of Stock distributed in settlement of the Restricted Stock Units may, at the request of the Participant, may be evidenced by stock certificates which shall be delivered to Participant within five (5) business days of such request.
     5. Restrictions on Transfer. The Participant may not sell, assign, pledge or transfer, other than by the laws of descent or distribution, his Restricted Stock Units or any rights under or with respect to the Restricted Stock Units.
     6. Rights as a Stockholder. The Participant shall not be a stockholder of the Company until the shares of Stock issued in settlement of the Restricted Stock Units are registered in his name in accordance with the terms of this Agreement.
     7. Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Company at its principal offices, to the Participant at the Participant’s address as last known by the Company or, in either case, such other address as one party may designate in writing to the other.
     8. Securities Laws Requirements. The Company may require as a condition of distribution of any shares of Stock in settlement of the Restricted Stock Units that the Participant furnish a written representation that he or she is holding the shares of Stock for investment and not with a view to resale or distribution to the public.
     9. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge,

encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock Units by any holder thereof in violation of the provisions of this Agreement shall be valid. The Restricted Share Units do not constitute shares of Stock unless and until the shares of Stock issued in settlement of the Restricted Stock Units are registered in his name in accordance with the terms of this Agreement and the Participant shall not, as a result of this Agreement, be a stockholder of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.
     10. Taxes. The Participant understands that he or she (and not the Company) shall be responsible for any tax obligations that may arise as a result of the transactions contemplated by this Agreement and shall pay to the Company the amount determined by the Company to be such tax obligation at the time such tax obligation arises. If the Participant fails to make such payment, the number of shares of Stock necessary to satisfy the tax obligations shall be withheld from any distribution in settlement of Restricted Stock Units and shall be used to satisfy the Participant’s tax obligations. Without limiting the generality of the foregoing, (a) the Company has the right to withhold any shares of Stock to satisfy any applicable withholding taxes required by law, to the extent that the Company determines it is required to do so by law, and (b) the Participant agrees to pay to the Company (and hereby authorizes the Company to withhold from other amounts that are otherwise payable to him from the Company if he fails to make such payment), the amount of the Participant’s portion of any required employment taxes (e.g., FICA and Medicare taxes) that are due upon the vesting of all or any portion of the Restricted Stock Units, which payment shall be made at such time specified by the Company in order to enable the Company to meet its legal obligations with respect to such payments.
     11.  Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
     12. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.
     13. Amendments. Except as provided in Section 17, this Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

     14. Survival of Terms. This Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.
     15. Agreement Not a Contract for Services. Neither the grant of Restricted Stock Units, this Agreement nor any other action taken pursuant to this Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue to provide services as an officer, director, employee or consultant of the Company for any period of time or at any specific rate of compensation.
     16. Severability. If a provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions will nonetheless be enforceable according to their terms. Further, if any provision is held to be over broad as written, that provision shall be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.
     17. Plan. The Restricted Stock Units are granted pursuant to the Plan, and the Restricted Stock Units and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited.
By accepting this grant, the Participant agrees to the terms of this the Agreement and the Plan.

4